                                                                     EXHIBIT 4


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made as of May 25, 1999 between REDWOOD BROADCASTING, INC., a Colorado corporation (the "Company") and the parties listed on Exhibit A hereto. The parties named in Exhibit A are hereinafter referred to as the "Purchasers."

         WHEREAS, the Company desires to sell to the Purchasers its Series B Convertible Preferred Stock, par value $.04 per share (the "Series B Stock"); and

         WHEREAS, the Purchasers have agreed to purchase 267,522 shares of such Series B Stock (the "Purchased Shares").

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

         1. AUTHORIZATION. The Company has authorized the issuance to the Purchasers of the Purchased Shares.

         2. PURCHASE AND SALE OF PURCHASED SHARES. At the Closing Date (as defined below), the Company will sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company, the Purchased Shares for a price of $5.85 per share. The Company will make delivery of the Purchased Shares by delivering to each Purchaser a certificate for that number of shares of Series B Stock set forth next to such Purchaser's name on Exhibit A, against payment in each case of the purchase price therefor by certified or official bank check, payable to the order of the Company or wire transfer.

         3. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022 at 10:00 A.M. on May 25, 1999, or at such other place, date or time as shall be mutually agreed on by the Company and the Purchasers, (such time and such date or such other agreed upon time and date is called the "Closing Date").

         4. TERMS OF SERIES B STOCK. The terms of the Series B Stock are as set forth on Exhibit B hereto.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers, as follows:

         5.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to conduct its business as it is now conducted or proposed to be conducted and to own or lease and operate the assets and properties now owned or leased and operated by it.

         5.2 CAPITALIZATION OF THE COMPANY. The total authorized capital stock of the Company consists of 2,500,000 shares of preferred stock, par value $.04 per share and 12,500,000 shares of common stock, par value $.04 per share ("Common Stock"), of which 6,805,929 shares of common stock are issued and outstanding. As of the date hereof 800,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock (the "Series A Stock"), none of which are issued and outstanding and 400,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock, none of which are issued and outstanding prior to the consummation of the transactions contemplated hereunder.

         5.3      SUBSIDIARIES.

                  (a) The Company is the record and beneficial owner of 4,415,820 shares of the common stock, par value $.0001 par value (the "INRG Shares"), of Interactive Radio Group, Inc., a Delaware corporation ("INRG"). Such INRG Shares were acquired by the Company in accordance with the terms of a Contribution Agreement, a true and correct copy of which is annexed hereto as
Exhibit 5.3A. Except as set forth above, the Company does not own any equity interest, directly or indirectly, in any corporation, company, partnership, trust, joint venture or other entity.

                  (b) INRG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now conducted or proposed to be conducted and to own or lease and operate the assets and properties now owned or leased and operated by it.

                  (c) The total authorized capital stock of INRG consists of 5,000,000 shares of preferred stock, par value $0.001 per share and 50,000,000 shares of common stock, par value $0.001 per share, of which 6,238,245 shares of common stock are issued and outstanding as of the date hereof and 40,637 shares of its Series A Preferred Stock having those rights and designations as are set forth on Exhibit 5.3C annexed hereto (the "INRG Preferred Stock") are issued and outstanding.

                  (d) The Company and INRG are hereinafter sometimes collectively referred to as the "Redwood Companies".

         5.4 OPTIONS, ETC. Except as set forth in Schedule 5.4, none of the Redwood Companies have outstanding (a) options, warrants or other rights to purchase, acquire or convert into any shares of its capital stock or other equity securities, or (b) any other agreement or right (preemptive, contractual or otherwise) to issue or sell any such shares of its capital stock or other equity securities.

         5.5 NO RESTRICTIONS ON SECURITIES. Except as set forth on Schedule 5.5, none of the Redwood Companies is a party to any agreement (a) creating rights in any person with respect to shares of its capital stock or (b) relating to the voting of shares of its capital stock on any matter.

         5.6 AUTHORITY AND COMPLIANCE. The Company has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of the Company and constitutes a valid obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement or moratorium laws or similar laws affecting the enforcement of creditors' rights generally and by general equity principles (whether asserted in an action at law or in equity). Except as set forth on Schedule 5.6, no consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby by the Company.

         5.7 NO CONFLICT. The performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any contract or other agreement or instrument to which any of the Redwood Companies is a party or by which any of the Redwood Companies or any of their properties or assets is bound, or (ii) its Articles of Incorporation or By-Laws, or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to any of the Redwood Companies.

         5.8      USE OF PROCEEDS.

                  (a) The proceeds of the sale of the Purchased Shares will be used by the Redwood Companies for marketing, expansion, development and rollout of the business of the Redwood Companies, commissions and legal fees associated with the transactions contemplated by this Agreement and working capital.

                  (b) The Redwood Companies shall not use such proceeds for any of the following purposes:

                  (i) personal use by shareholders, officers and employees of the Redwood Companies;

                  (ii) use for any relending or reinvesting purposes, if the primary business activity of such person involves, directly or indirectly, providing funds to others, the purchase of debt obligations, factoring, or long term leasing of equipment with no provision for maintenance or repair;

                  (iii) use for purchasing any stock or providing capital to any small business investment company;

                  (iv) use of purposes contrary to the public interest, including but not limited to activities which are in violation of law, or inconsistent with free competitive enterprise; or

                  (v) use of foreign investment and use outside the United States except as may be permitted under Section 901(e) of the Small Business Administration Regulations pertaining to Small Business Investment Companies.

         5.9 SEC REPORTS; PRIVATE PLACEMENT MEMORANDUM.

                  (a) The Company has heretofore furnished to the Purchasers a true and complete copy of its Current Report on Form 8-K dated January 14, 1999, as filed with the SEC. As of its date, such report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the transactions described in the Stock Purchase Agreement dated December 21, 1999 (included as an Exhibit to such Form 8-K) and those contemplated by the Contribution Agreement, since December 31, 1998 there has not occurred a material change or event in the financial condition of the Company.

                  (b) The Company has heretofore furnished to the Purchasers a copy of a Private Placement Memorandum dated December 21, 1998 with respect to the sale of shares of common stock of INRG as supplemented on February 22, 1999 (the "INRG PPM"). As of its date, the INRG PPM did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         5.10 FINDER. Except for McFarland Capital, LLC, whose fees shall be the sole obligation of the Company, there is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with the Company or any of its directors, officers, employees or shareholders.

         6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser for himself or itself only hereby represents and warrants to the Company with respect to this Agreement and to the issuance of the Purchased Shares as follows:

         6.1 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser, does not violate any laws or regulations applicable to such Purchaser and is the valid binding and enforceable obligation of such Purchaser in accordance with its terms.

         6.2 EXPERIENCE; ACCREDITED INVESTOR. Such Purchaser is experienced in evaluating and investing in the type of companies such as the Company. Such Purchaser is an "accredited investor" as that term is defined in rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, and such Purchaser has accurately completed a Confidential Purchaser Questionnaire substantially in the form attached hereto as Exhibit C.

         6.3 INVESTMENT. Such Purchaser is acquiring the Purchased Shares for investment for the Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         6.4 ACKNOWLEDGEMENT REGARDING INRG OFFERING. Each Purchaser acknowledges that the offering of Common Stock pursuant to the INRG PPM was oversubscribed and that INRG has accepted subscriptions in excess of the amount stated as the maximum offering amount in the INRG PPM.

         7. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Purchasers as follows::

         7.1 ISSUANCE OF ADDITIONAL SHARES IN INRG. Except as contemplated by
Schedule 5.4, or pursuant to the conversion of the INRG Preferred Stock, Company will cause INRG not to issue any additional shares of the capital stock of INRG or any rights of obligations convertible into any shares of the capital stock of INRG.

         7.2      ISSUANCE OF ADDITIONAL PREFERRED STOCK.

                  (a) For as long as any Series B Stock remains outstanding, the Company will not (i) issue any shares of Series A Preferred Stock or (ii) issue any other shares of preferred stock unless such shares of preferred stock are pari passu with the rights of the Series B Stock.

                  (b) Notwithstanding the provisions of Section 7.2(a): (i) in connection with a merger with INRG, the Company (or its successor) may issue to the holders of the INRG Preferred Stock shares of preferred stock of the Company having rights which are senior to the rights of the Series B Stock ("Replacement INRG Preferred Stock") as long as the terms of such Replacement INRG Preferred

Stock do not provide for an aggregate liquidation amount for all such shares of Replacement INRG Preferred Stock which is greater than the liquidation amount provided for pursuant to the terms of the INRG Preferred Stock; and (ii) in connection with any sale of shares of preferred stock by the Company with aggregate proceeds to the Company of at least $5,000,000 ("New Preferred Stock"), such shares of New Preferred Stock may have rights which are senior to the rights of the Series B Stock, if, but only if, at the time of the closing of such sale, the Closing Price of a share of Common Stock for any twenty (20) consecutive trading days in the thirty five (35) consecutive trading days preceding such closing, equals or exceeds $8.35 per share. In connection with any such financing, the Purchasers agree to vote in favor of any amendments to the Company's Articles of Incorporation necessary to provide for the issuance of such New Preferred Stock. For purposes of this Section 7(b), "Closing Price" means, with respect to any date, the closing sales price for a share of Common Stock on such date on the primary market or exchange where the Common Stock is then traded.

         7.3 RIGHT OF PARTICIPATION. For the period beginning on the date hereof and ending on the 120th day after the day on which no shares of Series B Stock are outstanding,

                  (a) NOTICE. If the Company proposes to issue (i) any shares of the common stock of the Company at a price per share of less than $5.85 or (ii) any preferred stock, warrant. convertible note or other right to purchase, or convert any obligation into common stock of the Company at a price per share for such common stock of less than $5.85 (in either case other than (1) any securities or obligations issued by the Company to any employees, officers, directors and consultants under any stock option or similar incentive plan or agreement or (2) any securities issued in connection with an acquisition by the

Company of all or any part of the business or assets of any unaffiliated third party), the Company shall, at least seventeen (17) days prior to the issuance of any such securities, send to each Purchaser a written notice setting forth the amount and type of the securities to be issued by the Company, the price at which such securities are to be sold, the date on which such securities are to be sold and such other terms as may apply to such sale.

                  (b) RIGHT. Within thirteen (13) days of the receipt by the Purchasers of the notice specified in Section 7.3(a), each Purchaser may advise the Company in writing that it wishes to purchase up to that percentage of the securities to which the notice applies as is set forth next to such Purchaser's name under the column headed Applicable Percentage on Exhibit A, at the price, on the dates and on the other terms specified therein; and if any Purchaser shall so advise the Company, then the Company shall issue and sell such securities to such Purchaser or any affiliate of such Purchaser all as shall be designated by such Purchaser.

                  (c) REFUSAL. If any Purchaser (i) should fail to advise the Company that it wishes to purchase any such securities or (ii) elects to purchase less than all of the securities which such Purchaser was entitled to purchase, all as provided in Section 7.3(b) hereof, then the Company shall thereafter have the right to sell the unsold securities which were the subject of the notice given to the Purchasers pursuant to Section 7.3(a) hereof; provided, however, that the sale of such unsold securities shall be at the price and on such other terms at least as favorable to the Company as are specified in such notice, and the amount of securities so sold shall not be greater than the amount specified in such notice.

         8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Company may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in this Agreement or any other document delivered to the Company at the Closing in connection with this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

         8.2 PERFORMANCE OF AGREEMENTS. The Purchasers shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by any of them on or before the Closing Date pursuant to this Agreement.

         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Purchasers may, in their sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or any other document delivered by the Company to the Purchasers at the Closing in connection with this Agreement shall taken in the aggregate be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

         9.2 PERFORMANCE OF AGREEMENTS. The Company shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

         9.3 OFFICERS CERTIFICATE. The Purchasers shall have received a certificate of the chief executive officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections
9.1 and 9.2.

         9.4 OPINION OF COUNSEL. The Purchasers shall have received from Irell & Manella LLP, counsel to the Redwood Companies, a favorable opinion addressed to the Purchasers dated the Closing Date substantially in the form of Exhibit 9.4 hereto.

         10.      GENERAL PROVISIONS.

         10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement; provided, however, the representations and warranties set forth in parts (i) and (iii) of
Section 5.7 and those set forth in Section 5.9 shall expire on the first anniversary of the Closing Date..

         10.2 EXPENSES. The Company agrees to pay, promptly after demand is made, all reasonable out-of-pocket expenses incurred by InterEquity Capital Partners, L.P. ("IECP") in connection with this Agreement, including (but not limited to) IECP's legal fees and disbursements not to exceed $13,000 in the aggregate.

         10.3 NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given and received when (a) delivered in person, the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

          If to the Company
            addressed to:           Redwood Broadcasting, Inc.
                                    6991 East Camelback Road
                                    Suite D-103
                                    Scottsdale, Arizona 85251
                                    Attn: Ron Conquest

          with a copy to:           Irell & Manella, LLP
                                    1800 Avenue of the Stars
                                    Suite 900
                                    Los Angeles, California 90067-4276
                                    Attn:  Rick Wirthlin, Esq.

          If to any Purchaser:      Addressed to such Purchaser at the
                                    address set forth below such
                                    Purchaser's name on Exhibit A

          with a copy to:           Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Attn: George Lander, Esq.

         10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.5 HEADINGS. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

         10.6 SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such the Company shall in no way affect the validity of the remainder of this Agreement.

         10.7 NO NEGATIVE CONSTRUCTION AGAINST DRAFTING PARTY. The parties acknowledge that they are sophisticated and are represented by experienced, knowledgeable attorneys. The parties agree that the normal rules of construction to resolve ambiguities against the party who's counsel drafted this Agreement shall not be followed in the interpretation of this Agreement. Consequently, no negative inference or interpretation shall be made by a court in enforcing the provisions of this Agreement against the party whose attorney drafted this Agreement.

         10.8 CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         10.9 GOVERNING LAW.This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10.10 BINDING EFFECTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns; provided, however, if the Company is merged with and into INRG, or if the Company and INRG are merged with and into another Delaware corporation (such transaction, the "Delaware Merger'), the covenants set forth in Section 7.1 shall not apply to such successor corporation; provided, further, this Agreement (and any rights or obligations hereunder) shall not be assigned by any Purchaser without the written consent of the Company, which may be withheld by the Company in its sole discretion.

         10.11 ENTIRE AGREEMENT. This Agreement together with the Schedules and Exhibits hereto, constitutes the entire agreement of the parties and supersede all prior agreements and undertakings (including, without limitation, any term sheet previously entered into by the Company with any Purchaser with respect to the subject matter hereof) both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         10.12 PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         10.13 PURCHASERS AGREE TO VOTE IN FAVOR OF DELAWARE MERGER. The Purchasers agree to vote in favor of or consent to the Delaware Merger, provided that the provisions of the certificate of incorporation governing the preferred stock issued to the Purchasers in exchange for their Series B Stock in connection with the Delaware Merger are substantially similar to the provisions of the articles of incorporation of the Company governing the Series B Stock; and further provided that any other shares of preferred stock issued in connection with the Delaware Merger comply with the provisions of Section 7.2 hereof.

         10.14 PURCHASER'S INDEPENDENT. Each Purchaser acknowledges that its decision to execute this Stock Purchase Agreement and to purchase shares of Series B Stock hereunder was made independent of, and not in reliance on, the actions of any other Purchaser; and each Purchaser further acknowledges that Morse, Zelnick, Rose & Lander, LLP ("MZRL") served as counsel to IECP and not to any other Purchaser and, therefore, IECP shall, subject to Section 10.2 of this Agreement, be solely responsible for all fees and expenses of MZRL.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              REDWOOD BROADCASTING, INC.

                              By: /s/ Ron Conquest
                                 ------------------------------------------


                              PURCHASERS

                              /s/ Steve Raphael
                                 ------------------------------------------
                              Steve Raphael


                              Steve Raphael IRA

                              By: /s/ Steve Raphael
                                 ------------------------------------------

                              /s/ Arthur Indursky
                              ---------------------------------------------
                              Arthur Indursky


                              /s/ Robert A. Buziak
                              ---------------------------------------------
                              Robert A. Buziak


                              Megalomedia, Inc.

                              By: /s/ P.J. Brigham
                                 ------------------------------------------

                              Shirleigh Associates Inc. Profit Sharing Plan

                              By: /s/ Jack Silver
                                 ------------------------------------------

                              Ponski-Wil, LLC

                              By: /s/ Doron Levitas
                                 ------------------------------------------

                              /s/ Bill Aaron
                              ---------------------------------------------
                              Bill Aaron

                              /s/ Mike Stein
                              ---------------------------------------------
                              Mike Stein

                            InterEquity Capital Corporation

                            By:/s/ Abraham Goldstein
                               --------------------------------------------
                               Managing Director


                            /s/ George Sarner
                            -----------------------------------------------
                            George Sarner



                            /s/ Jason Schwartz
                            -----------------------------------------------
                            Jason Schwartz


                            Irwin Schlass Enterprises, Inc.

                            By:/s/ Irwin Schlass
                            -----------------------------------------------

                            /s/ Jack Schleifer
                            -----------------------------------------------
                            Jack Schleifer


                            /s/ Myron Weiblatt
                            -----------------------------------------------
                            Myron Weinblatt


                            /s/ Monte Engler / Joan Mannion
                            -----------------------------------------------
                            Monte Engler and Joan Mannion


                            Taussig BS Partnership

                            By:/s/ Stuart K. Taussig
                            -----------------------------------------------

                            /s/ Jeffrey Davenport
                            -----------------------------------------------
                            Jeffrey Davenport


                            /s/ Allen Grubman
                            -----------------------------------------------
                            Allen Grubman

                                    Exhibit A

                     REDWOOD BROADCASTING, INC. PARTICIPANTS



              NAME AND ADDRESS OF PURCHASER                    NUMBER OF SHARES
              -----------------------------                    ----------------
          Steve Raphael                                                 4,274
                and
          Steve Raphael IRA                                            12,821
          c/o Bear Stearns & Co., Inc.
          245 Park Avenue
          New York, N.Y. 10167

          Arthur Indursky                                               8,547
          c/o Grubman, Indursky & Shindler, PC
          152 West 57th Street, 31st floor
          New York, N.Y. 10019

          Robert A. Buziak                                              8,547
          272 Rt. 202, P.O. Box 2484
          Marbledale, CT 06777

          Megalomedia Inc.                                              5,128
          c/o South Africa

          Sherleigh Associates Inc. Profit Sharing Plan                 8,547
          920 Fifth Avenue, 3B
          New York, N.Y. 10021
          Attn:  Jack Silver

          Ponski-Wil, LLC                                               8,547
          1817 N. Wallcott Avenue
          Chicago, IL 60622

          Bill Aaron                                                    3,419
          c/o Executive Monetary Management
          919 Third Avenue
          New York, N.Y. 10022

          Mike Stein                                                    3,419
          c/o Executive Monetary Management
          919 Third Avenue
          New York, N.Y. 10022

             NAME AND ADDRESS OF PURCHASER                     NUMBER OF SHARES
             -----------------------------                     ----------------

          InterEquity Capital Partners, L.P.                          134,188
          220 Fifth Avenue, 17th floor
          New York, N.Y. 10001

          George Sarner                                                 8,547
          228 Farms Road
          Stamford, CT 06903

          Jason Schwartz                                                4,274
          56 Willow Gate
          East Hills, NY 11577

          Irwin Schlass Enterprises, Inc.                              10,161
          220 Fifth Avenue
          New York, N.Y. 10001

          Jack Schleifer                                               17,094
          60 East 42nd Street, #2215
          New York, N.Y. 10165

          Myron Weinblatt                                               3,419
          320 Central Park West
          New York, N.Y. 10025

          Monte Engler and Joan Mannion                                 4,274
          235 West 56th Street, #37M
          New York, N.Y. 10019

          Taussig BS Partnership                                        5,222
          c/o Lynn M. Taussig, M.D.
          5320 South Race Court
          Littleton, CO 80121

          Jeffrey Davenport                                             8,547
          c/o Alex Brown & Company
          300 South Grand Avenue
          40th Floor
          Los Angeles, CA 90071

          Allen Grubman                                                 8,547
          c/o Grubman, Indursky & Shindler, PC
          152 West 57th Street, 31st Floor
          New York, N.Y. 10019

                                                                      =======
                     Total                                            267,522